Exhibit 99.1

NOVASTAR FINANCIAL, INC. 2114 CENTRAL STREET, SUITE 600 KANSAS CITY, MO 64108	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NovaStar Financial, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NovaStar Financial, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NOVEN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

NOVASTAR FINANCIAL, INC.

The Board recommends you give your CONSENT to the Series C Offer and the Series D Exchange and recommends a vote FOR the listed proposals.

Consent to Transactions	è	Consent ☐	Consent Withheld ☐

TO THE SERIES C OFFER AND SERIES D EXCHANGE

Vote on Proposals

PROPOSAL 1: TO APPROVE AN AMENDMENT TO THE CHARTER TO ELIMINATE THE 8.90% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK OF THE COMPANY, PAR VALUE $0.01 PER SHARE, AND THE APPLICABLE ARTICLES SUPPLEMENTARY
	è	For ☐	Against ☐	Abstain ☐

PROPOSAL 4: TO APPROVE AN AMENDMENT TO THE CHARTER TO PRESERVE THE COMPANY’S NET OPERATING LOSS CARRYFORWARDS	è	For ☐	Against ☐	Abstain ☐

PROPOSAL 5: TO APPROVE CERTAIN TECHNICAL AMENDMENTS TO THE CHARTER IN CONNECTION WITH THE FOREGOING PROPOSALS, TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE CHARTER AND TO REMOVE PROVISIONS PREVIOUSLY REQUIRED BY THE COMPANY’S FORMER STATUS AS A REAL ESTATE INVESTMENT TRUST
	è	For ☐	Against ☐	Abstain ☐
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Please sign and date this Proxy below and return in the enclosed envelope. Please sign exactly as the name appears on the stock certificate. If shares are registered in two names, both stockholders should sign this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.
For address changes and/or comments, please check this box and write them on the back where indicated                                 ☐
Please indicate if you plan to attend this meeting.                   Yes ☐     No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owner)	Date

NOVASTAR FINANCIAL, INC.
2114 Central Street, Suite 600
Kansas City, MO 64108

REVOCABLE PROXY
For Special Meeting of Shareholders – [•], 2011
This Proxy is solicited on behalf of the Board of Directors
The undersigned holder of the 8.90% Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of NovaStar Financial, Inc. (the “Company”) hereby appoints Rodney E. Schwatken or Brett A. Monger, and each of them, as attorneys and proxies, with full power of substitution to each, to vote all shares of Series C Preferred Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Hyatt Regency Crown Center Hotel, 2345 McGee Street, Kansas City, MO 64108 on [•], 2011, at [•] a.m. Eastern Time ([•] a.m. Central Time), and at any and all postponements or adjournments thereof.
This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. At the present time the board of directors knows of no other business to be presented at the meeting.
THE PROXIES ARE NOT AUTHORIZED TO CONSENT VIA THIS PROXY CARD. TO CONSENT TO THE SERIES C OFFER AND SERIES D EXCHANGE, YOU MUST: (i) SELECT “CONSENT” ON THE PROXY CARD, OR (ii) IF YOU DO NOT DO SO BUT YOU OTHERWISE VALIDLY TENDER YOUR SERIES C PREFERRED STOCK IN THE SERIES C OFFER, YOU WILL BE DEEMED TO HAVE CONSENTED TO THE SERIES C OFFER AND SERIES D EXCHANGE.
Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on other side.)